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                     GRUBB & ELLIS COMPANY AND SUBSIDIARIES
                    EXHIBIT (11) STATEMENT RE COMPUTATION OF
                         PER SHARE EARNINGS - FORM 10-Q
                for the three-month and nine-month periods ended
                           September 30, 1995 and 1994
                                   (Unaudited)
             (in thousands, except for shares and per share amounts)
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                                                     Three Months                     Nine Months
                                                  Ended September 30,               Ended September 30,
                                            -----------------------------      ---------------------------
                                                  1995            1994             1995             1994
                                            -------------   -------------      ------------   ------------
Primary income (loss) per share
  applicable to Common Stock:

  Weighted average common
    shares outstanding                          8,814,832       4,261,351        8,808,673       4,146,011
                                            -------------     -----------      -----------     -----------
                                            -------------     -----------      -----------     -----------

  Net income (loss)                         $         596     $       584      $    (3,733)    $    (2,957)

  Earnings applicable to
    Preferred Stock                                  (723)           (658)        (2,147)           (1,953)
                                            -------------     -----------      -----------     -----------

  Net income (loss) applicable to
    Common Stockholders                     $        (127)    $       (74)     $    (5,880)    $    (4,910)
                                            -------------     -----------      -----------     -----------
                                            -------------     -----------      -----------     -----------

  Net income (loss) per common
    share and equivalents applicable
    to Common Stock                         $        (.01)    $      (.02)     $      (.67)    $     (1.18)
                                            -------------     -----------      -----------     -----------
                                            -------------     -----------      -----------     -----------


Fully-diluted income (loss) per share
    applicable to Common Stock:

  Weighted average common
    shares outstanding                          8,814,832       4,261,351        8,808,673       4,146,011
                                            -------------     -----------      -----------     -----------
                                            -------------     -----------      -----------     -----------

  Net income (loss)                          $       (127)    $       (74)     $    (5,880)    $    (4,910)
                                            -------------     -----------      -----------     -----------
                                            -------------     -----------      -----------     -----------

  Net income (loss) per common
    share and equivalents applicable
    to Common Stock                          $       (.01)    $      (.02)     $      (.67)    $     (1.18)
                                            -------------     -----------      -----------     -----------
                                            -------------     -----------      -----------     -----------
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